Exhibit 5.1

Ballard Spahr LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103-7599
TEL  215.665.8500
FAX:  215.864.8999
 www.ballardspahr.com

March 15, 2109

OpGen, Inc. 708 Quince Orchard Road Suite 205 Gaithersburg, Maryland 20878
RE: OpGen, Inc.
Ladies and Gentlemen:

We have acted as counsel to OpGen, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Post-Effective Amendment No. 2 to a Registration Statement on Form S-1 (File No. 333-222140) (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on March 15, 2019, with respect to the offer and sale of up to 2,030,768 shares of common stock, $0.01 par value per share (the “Common Stock”), which are issuable upon the exercise of outstanding common warrants and placement agent warrants issued by the Company in a public offering of units, pre-funded units and placement agent warrants which closed on February 6, 2018, pursuant to a prospectus dated January 31, 2018.  The common warrants and the placement agent warrants are collectively referred to herein as the “Warrants” and the shares of Common Stock underlying the Warrants are referred to herein as the “Securities.”
The Securities are to be sold by the Company pursuant to a prospectus filed with the Post-Effective Amendment No. 2 to the Registration Statement (the “Prospectus”) and the Warrants.
We have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company together with all amendments thereto; (ii) the Certificate of Correction to the Amended and Restated Certificate of Incorporation; (iii) the form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock; (iv) the Amended and Restated Bylaws of the Company; (v) the Post-Effective Amendment No. 2 to the Registration Statement and the exhibits thereto; (vi) the Prospectus; (vii) the Warrants; (viii) such other corporate records, agreements, documents and instruments; and (ix) such certificates or comparable documents of public officials and other sources, believed by us to be reliable, and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.
Based upon the foregoing, as subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that the Securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance and, when issued and sold by the Company to the Warrant holders in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.
Our opinion is limited to the laws of the State of Delaware, the laws of the State of New York and the United States federal laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and to the use of this firm’s name therein and in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.
Sincerely yours,
/s/ Ballard Spahr LLP